Global Financial Services Master Trust, Master Internet Strategies Trust,
    Merrill Lynch Corporate Bond Fund, Inc., Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill
     Lynch Global Utility Fund, Inc., Merrill Lynch High Income Municipal
   Bond Fund, Inc., Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Municipal Strategy Fund, Inc., Merrill
   Lynch Senior Floating Rate Fund, Inc., Merrill Lynch Senior Floating Rate Fund II, Inc., Merrill Lynch Strategic Dividend Fund, Mercury Internet
  Strategies Fund, Inc., Merrill Lynch Internet Strategies Fund, Inc., Merrill Lynch Americas Income Fund, Inc., Merrill Lynch Developing Capital Markets
  Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch EuroFund, Merrill
   Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Mercury Global Holdings Fund, Inc., Merrill Lynch
   Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc.,
   Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Pacific Fund, Inc., Merrill Lynch Short-Term Global
      Income Fund, Inc., Mercury Global Holdings, Inc., The Corporate Fund
          Investment Accumulation Program, Inc., and The Municipal Fund
                    Investment Accumulation Program, Inc.
                                 P.O. Box 9011
                       Princeton, New Jersey 08543-9011

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                                                                June 29, 2000

Dear Stockholder:

An annual meeting (the "Meeting") of the stockholders of each of the funds listed above (the "Funds") is scheduled for July 10, 2000. Our records indicate that on May 12, 2000, the record date for the Meeting, you were a stockholder of one or more of the Funds. However, due to a processing error, the proxy materials were not sent to you when the materials were originally mailed. Enclosed, please find the proxy materials for this meeting, including a notice of proxy, proxy statement, and proxy voting card or voting instruction form ("voting form"). The Board of Directors/Trustees of each Fund has unanimously approved the proposals described in the proxy statement to be voted on at the Meeting. You still have time to vote at the meeting and your vote is very important to us. We expect that the Meeting will be adjourned in order to provide all stockholders with additional time to vote their shares.

For your convenience, we have established three easy methods by which to register your vote. Please see the enclosed voting form(s) for a description of the methods you can use to vote your shares.

If you have any questions regarding the Meeting agenda or the execution of your proxy, please call Shareholder Communications Corporation at 1-800-371-9115. We very much regret this error and any inconvenience it may have caused you. Thank you for your prompt attention.